AMENDMENT NO. 1 TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 18th day of May, 2015, by and among (1) ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”), (2) the other Security Parties signatory hereto, (3) SUNTRUST BANK, as administrative agent (the “Administrative Agent”), and (4) the Lenders signatory hereto, and amends and is supplemental to the Amended and Restated Senior Secured Revolving Credit Facility Agreement dated March 31, 2014 (the “Original Agreement” and as amended hereby, the “Agreement”).
W I T N E S S E T H T H A T:

WHEREAS, pursuant to the Original Agreement, the Lenders have agreed to provide to the Borrower a revolving credit facility in the amount of Three Hundred Million Dollars ($300,000,000), including Letters of Credit not to exceed Fifty Million Dollars ($50,000,000) in the aggregate and a Swing Line Facility not to exceed Twenty Five Million Dollars ($25,000,000), as such facility amount may be increased as provided therein; and
WHEREAS, the parties have agreed to amend the Original Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:
1.Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.
2.Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made by it in the Original Agreement, the Notes and the Security Documents except for representations and warranties, if any, given as of a specified date. Additionally, each of the Security Parties hereby represents and warrants that this Amendment has been duly executed and delivered for the benefit of or on behalf of such Security Party and constitutes a legal, valid and binding obligation of such Security Party, enforceable against such Security Party in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.
3.No Defaults. Each of the Security Parties hereby represents and warrants that no Event of Default nor event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred or is continuing as of the date hereof.
4.Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Notes and the Security Documents to be performed by it and each of the Security Parties covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Original Agreement, as the same is amended hereby and may hereafter be amended, shall remain in effect.
5.Amendment to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended as follows:

a.	All references to “this Agreement” or “the Agreement” shall refer and shall be deemed to refer to the Original Agreement as further amended and supplemented by this Amendment;

b.	The following definition shall be added in the appropriate alphabetical order in Section 1.1:
“‘Amendment No. 1 Effective Date’ means May 18, 2015.

c.	Section 5.2 is hereby amended by deleting the first sentence thereof in its entirety and replacing such sentence with the following:
“The Borrower shall have the right at any time and from time to time to prepay any Advance, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any LIBOR Advance, 1:00 p.m. (New York time) not less than three (3) Banking Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Advance, not less than one (1) Banking Day prior to the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Advance, prior to 1:00 p.m. (New York time) on the date of such prepayment.”

d.	Section 6.2(b) is hereby amended by deleting the following sentence:
“In no event may the Borrower select an Interest Period of one (1) month more than six (6) times in any calendar year”

e.	Section 7.1(a) is hereby amended by deleting the first sentence thereof in its entirety and replacing such sentence with the following:
“Subject to Section 7.2, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of payment or disbursements, or of amounts payable under Sections 4.3, 7.2, 12.2 or otherwise) prior to 1:00 p.m. (New York time) on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes.”

f.	Section 7.2(i) is hereby added to the Original Agreement as follows:
“(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Advances made pursuant hereto as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations.”

g.	Section 10.1(a)(vi)(B) is hereby deleted in its entirety and replaced with the following:
“(B)    as soon as available but not later than fifty (50) days after the end of each quarter of each Fiscal Year of the Borrower (other than the last quarter of each such Fiscal Year), a consolidated quarterly interim balance sheet of the Borrower and the related profit and loss statement as well as the related statement of sources and uses of funds for such year for the Borrower (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower, or (as applicable) a copy of the 10Q report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission, which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together, in each instance, with a Compliance Certificate from such chief financial officer;”
6.Conditions Precedent. The effectiveness of this Amendment is expressly subject to the satisfaction of the following conditions precedent:

a.	Amendment. The Administrative Agent, the Majority Lenders and the Security Parties shall have executed and delivered this Amendment to the Administrative Agent;

b.
Events of Default. The Administrative Agent shall be satisfied that no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default has occurred and is continuing; and

c.
Representations and Warranties. The representations and warranties of the Security Parties contained in the Original Agreement (as amended hereby), this Amendment and the Security Documents shall be true on and as of the date of this Amendment (except for representations and warranties (if any) given as of a specified date, which representations and warranties shall have been true on and as of such specified date).

7.Expenses. The Borrower shall pay promptly to the Administrative Agent all costs and expenses (including legal fees) of the Administrative Agent for the preparation and/or execution of this Amendment and any documents prepared and/or executed in connection herewith.
8.No Other Amendment; Loan Document. Except as expressly amended by this Amendment, all other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Original Agreement, nor constitute a waiver of any provision of the Original Agreement. This Amendment shall constitute a Loan Document for all purposes of the Agreement.
9.Other Documents. Upon the effectiveness of this Amendment, each of the Security Parties and the Creditors hereby consents and agrees that all references in the Security Documents to the “Credit Agreement” shall refer and shall be deemed to refer to the Original Agreement as amended and supplemented by this Amendment. By the execution and delivery of this Amendment, each Security Party hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Obligations shall remain in full force and effect notwithstanding the amendments contemplated hereby. Without limiting the foregoing, (i) each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower to the Lenders in connection therewith, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower in connection therewith, the Guaranty (A) is and shall continue to be a primary obligation of such Guarantor, (B) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (C) is and shall continue to be in full force and effect in accordance with its terms and (ii) nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty.
10.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Original Agreement or an accord and satisfaction in regard thereto.
11.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
12.    Further Assurances. Each Security Party hereby consents and agrees that if this Amendment or any of the Security Documents shall at any time be or be deemed by the Administrative Agent for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Administrative Agent may be reasonably required in order more effectively to accomplish the purposes of this Amendment and the Security Documents.
13.    Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
14.    Headings.    In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

ERA GROUP INC.,
as Borrower

By: /s/ Christopher Bradshaw
Name: Christopher Bradshaw
Title: CEO & CFO

ERA HELICOPTERS, LLC,
as a Guarantor

By: /s/ Christopher Bradshaw
Name: Christopher Bradshaw
Title: CEO & CFO

ERA AEROLEO LLC,
AEROLEO INTERNACIONAL, LLC,
ERA CANADA LLC,
ERA DHS LLC,
ERA FLIGHTSEEING LLC,
ERA HELICOPTER SERVICES LLC,
ERA LEASING LLC,
ERA MED LLC,
ERA AUSTRALIA LLC,
SEACOR OVERSEAS INVESTMENT INC.,
each as a Guarantor

By: /s/ Christopher Bradshaw
Name: Christopher Bradshaw
Title: President

SUNTRUST BANK,
as Administrative Agent and a Lender

By: /s/ Shannon Juhan
Name:    Shannon Juhan
Title:    Director

Wells Fargo Bank N.A.,
as a Lender

By: /s/ Benjamin Kerr
Name: Benjamin Kerr
Title: Portfolio Manager - VP

Bank of America, N.A.,
as a Lender

By: /s/ Anthony A. Eastman
Name: Anthony A. Eastman
Title: Vice President

Regions Financial Corp.,
as a Lender

By: /s/ Mickey Alford
Name: Mickey Alford
Title: Vice President

JPMorgan Chase Bank, N.A.,
as a Lender

By: /s/ Donald Hunt
Name: Donald Hunt
Title: Officer

Compass Bank,
as a Lender

By: /s/ Frank Cavelli
Name: Frank Cavelli
Title: Senior Vice President

Whitney Bank,
as a Lender

By: /s/ Josh Jones
Name: Josh Jones
Title: Senior Vice President

Cadence Bank, N.A.,
as a Lender

By: /s/ Phillip Bannon
Name: Phillip Bannon
Title: Assistant Vice President

Goldman Sachs Bank USA,
as a Lender

By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Amegy Bank NA,
as a Lender

By: /s/ Brad Ellis
Name: Brad Ellis
Title: Senior Vice President

Deutsche Bank AG New York Branch,
as a Lender

By: /s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By: /s/ Kirk L. Tashjian
Name: Kirk L. Tasjian
Title: Director

Comerica Bank,
as a Lender

By: /s/ Gary Culbertson
Name: Gary Culbertson
Title: Senior Vice President

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